                                                                   Exhibit 5.1


                                                             February 27, 1997





The Chase Manhattan Corporation
270 Park Avenue
New York, NY 10017

Ladies and Gentlemen:

         This opinion is delivered in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), by The Chase Manhattan Corporation, a Delaware corporation ("Chase"), and Chase Capital III, a Delaware business trust (the "Trust", and together with Chase, the "Registrants"), which Registration Statement relates to (i) preferred securities representing beneficial ownership interests in the Trust (the "Preferred Securities"), (ii) junior subordinated deferrable interest debentures (the "Debentures") to be issued by Chase and (iii) the unconditional and irrevocable guarantee (the "Guarantee") of the obligations of the Trust under the Preferred Securities that may be issued by Chase.

         We have examined (i) the Registration Statement, (ii) the Junior Subordinated Indenture dated as of December 1, 1996 (the "Indenture"), between Chase

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and The Bank of New York, as Debenture Trustee (the "Debenture Trustee"), as filed as an exhibit to the Registration Statement, and (iii) the form of Guarantee Agreement (the "Guarantee Agreement") to be executed by
Chase and The Bank of New York, as Guarantee
Trustee (the "Guarantee Trustee"), as filed as an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of Chase, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. We have also assumed that the Registration Statement, and any applicable amendments thereto (including post-effective amendments), will have become effective under the Act at the time of issuance, offering and sale of any such Preferred Securities, Debentures or Guarantee.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

                  1. With respect to the Debentures to be issued under the Indenture, when (i) the Board of Directors of Chase (the "Board") has taken all necessary

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         corporate action to approve the issuance and specific terms of such Debentures, and (ii) such Debentures have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon payment of the consideration therefor as contemplated by the Registration Statement, such Debentures will constitute valid and legally binding obligations of Chase, enforceable against Chase in accordance with their terms.

                  2. With respect to the Guarantee to be issued under the Guarantee Agreement, when (i) the Guarantee Agreement has been duly authorized and validly executed and delivered by Chase and by the Guarantee Trustee, (ii) the Board has taken all necessary corporate action to approve the issuance and specific terms of the Guarantee, and (iii) the Guarantee has been duly executed, authenticated, issued and delivered in accordance with the provisions of such Guarantee Agreement, the Guarantee will constitute a valid and legally binding obligation of Chase, enforceable against Chase in accordance with its terms.

         Our opinions set forth in paragraphs 1 and 2 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law.

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               We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption "Validity of Securities" in the Prospectus and Prospectus Supplement forming a part of the Registration Statement.

                                                    Very truly yours,



                                                    SIMPSON THACHER & BARTLETT